Exhibit 3.4

Industry Canada	Industrie Canada	FORM 14.1	FORMULAIRE 14.1
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF ARRANGEMENT (SECTION 192)	CLAUSES D’ARRANGEMENT (ARTICLE 192)

1 —	Name of the applicant corporation(s) - Dénomination sociale de la(des) requérante(s)	2 —	Corporation No.(s) - N°(s) de la(des) société(s)
HYDROGENICS CORPORATION-CORPORATION HYDROGÉNIQUE			2362376

3 —	Name of the corporation(s) the articles of which are amended, if applicable Dénomination sociale de la(des) société(s) dont les statuts sont modifiés, le cas échéant	4 —	Corporation No.(s) - N°(s) de la(des) société(s)
The annexed Schedule A is incorporated in this form

5 —	Name of the corporation(s) created by amalgamation, if applicable Dénomination sociale de la(des) société(s) issue(s) de la(des) fusion(s), le cas échéant	6 —	Corporation No.(s) - N°(s) de la(des) société(s)
n/a

7 —	Name of the dissolved corporation(s), if applicable Dénomination sociale de la(des) société(s) dissoute(s), le cas échéant	8 —	Corporation No.(s) - N°(s) de la(des) société(s)
n/a

9 —	Name of other corporations involved, if applicable Dénomination sociale des autres sociétés en cause, le cas échéant	10 —	Corporation No.(s) or Jurisdiction of Incorporation N°(s) de la(des) société(s)/ou loi sous le régime de laquelle elle est constituée
The annexed Schedule B is incorporated in this form

11 — In accordance with the order approving the arrangement - Conformément aux termes de l’ordonnance approuvant l’arrangement

a. ☒

The articles of the above named corporation(s) are amended in accordance with the attached plan of arrangement Les statuts de la(des) société(s) susmentionnée(s) sont modifiés en conformité avec le plan d’arrangement ci-joint

	The name of	is changed to

	La dénomination sociale de	est modifiée pour

b. ☐	The following bodies corporate are amalgamated in accordance with the attached plan of arrangement Les personnes morales suivantes sont fusionnées conformément au plan d’arrangement ci-joint

c. ☐

The above named corporation(s) is(are) liquidated and dissolved in accordance with the attached plan of arrangement La(les) société(s) susmentionnée(s) est(sont) liquidée(s) et dissoute(s) conformément au plan d’arrangement ci-joint

d. ☒

The plan of arrangement attached hereto, involving the above named body(ies), corporate is hereby effected Le plan d’arrangement ci-joint portant sur la(les) personne(s) morale(s) susmentionnée(s) prend effet

The annexed Schedule C which sets out information on amendments to the articles is incorporated in this form

Signature	Printed Name - Nom en lettres moulées	12 — Capacity of - En qualité de	13 — Tel. No. - N° de tél.

	Lawrence Davis	Authorized Signing Officer	905-361-3633

FOR DEPARTMENTAL USE ONLY - A L’USAGE DU MINISTERE SEULEMENT

IC 3189 (2003/06)

Schedule A

3.                                      Name of the corporation(s) the articles of which are amended, if applicable

Name of Corporation	Corporation No.

Hydrogenics Corporation- Corporation Hydrogénique	2362376

Stuart Energy Systems Corporation	3793257

Hydrogenics Test Systems Inc.	3881105

7188501 Canada Inc.	7188501

Schedule B

9.                                      Name of other corporations involved, if applicable

Name of Corporation	Corporation No. or Jurisdiction of Incorporation

7188501 Canada Inc.	7188501

Stuart Energy Systems Corporation	3793257

Hydrogenics Test Systems Inc.	3881105

Schedule C

11. a                       The articles of the above named corporation(s) are amended in accordance with the attached plan of arrangement.

1.                                       The articles of Hydrogenics Corporation - Corporation Hydrogénique are amended by deleting (a) the Preferred Shares are all rights, privileges, restrictions and conditions thereto, and (b) the Series A and Series B Preferred Shares and all rights, privileges, restrictions and conditions thereto.

2.                                       The name of Hydrogenics Corporation - Corporation Hydrogénique is changed to ☐.

3.                                       The name of Stuart Energy Systems Corporation is changed to ☐.

4.                                       The name of Hydrogenics Test Systems Inc. is changed to ☐.

5.                                       The name of 7188501 Canada Inc. is changed to Hydrogenics Corporation - Corporation Hydrogénique.